                                                                     EXHIBIT 12


                               HCC INDUSTRIES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                     For The Three Months Ended
                                                                 --------------------------------
                                                                    July 3,             June 27,
                                                                     1999                 1998
                                                                 -----------           ----------
Earnings:
     Earnings (loss) before taxes                                $    (1,132)          $    2,680
     Add:  Fixed Charges*                                              2,827                2,722
                                                                 -----------           ----------
                                                                 $     1,695           $    5,402
                                                                 -----------           ----------
                                                                 -----------           ----------
* Fixed Charges:

     Interest expense                                            $     2,827           $   2,722
                                                                 -----------           ---------
                                                                 $     2,827           $   2,722
                                                                 -----------           ----------
                                                                 -----------           ----------
Ratio of Earnings to Fixed Charges                                        --(1)              2.0
                                                                 -----------           ----------
                                                                 -----------           ----------

(1) There was a deficiency of earnings to fixed charges for the three months ended July 3, 1999 of $1,132.

 * The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes and extraordinary item plus fixed charges and "fixed charges" consist of interest expense and amortization of debt issuance costs.